UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT  TO  SECTION 13 OR  15(d) OF  THE

SECURITIES  EXCHANGE  ACT  OF  1934

Date of Report (Date of earliest event reported): May 27, 2013

COLORSTARS GROUP

(Exact name of registrant as specified in its charter)

Nevada	000-54107	06-1766282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10F, No. 566 Jung Jeng Rd. Sindian District, New Taipei City 231, Taiwan, R.O.C.	N/A

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 336-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01             Entry into a Material Definitive Agreement

               On May 27, 2013, ColorStars Group (the “Company”) entered into a stock purchase agreement whereby the Company sold all of its shares of common stock of Phocos AG, a German corporation (“Phocos”), to MUUS Horizon Fund 1 LP, a Delaware limited partnership (“MHF1”), as described in further detail below.

Pursuant to the stock purchase agreement, the Company sold its 2,800 shares of Phocos common stock to MHF1 at a price per share of €30.00 (USD $37.80) for a total purchase price of €84,000.00 (USD $105,840.00).  The foregoing is a summary of the terms of the purchase agreement and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01             Financial Statements and Exhibits

               (d)  Exhibits

               Exhibit                  Description

10.1                      Stock Purchase Agreement, by and between ColorStars Group and MUUS Horizon Fund 1 LP, entered into on May 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ColorStars Group
(Registrant)

Date: May 31, 2013	By:	/S/ Wei-Rur Chen
Wei-Rur Chen Chairman, President, Chief Executive Officer and Chief Financial Officer